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                                                                   EXHIBIT 99.04




         CONSENT OF MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

      We hereby consent to the use of our opinion letter dated April 6, 2000 to the Board of Directors of Arvin Industries, Inc. in the joint proxy statement-prospectus constituting a part of the Registration Statement on Form S-4 of ArvinMeritor, Inc., and to the references to our firm in such joint proxy statement-prospectus. In giving this consent, we do not admit and we hereby disclaim that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.




                              /s/ Merrill Lynch, Pierce, Fenner & Smith
                                              Incorporated
                              ----------------------------------------------
                              MERRILL LYNCH, PIERCE, FENNER & SMITH
                                          INCORPORATED

Chicago, Illinois
May 5, 2000